                          501 CONGRESSIONAL BOULEVARD
                             PARKING LOT EXPANSION

                            CONSTRUCTION AGREEMENT

            THIS AGREEMENT, made and entered into by and between BANKERS NATIONAL LIFE INSURANCE COMPANY, a Texas corporation (hereinafter referred to as the "Owner"), and BROWNING CONSTRUCTION, INC., an Indiana corporation (hereinafter referred to as the "Contractor"), WITNESSETH THAT:

            WHEREAS, the Owner desires to design and construct a parking lot expansion to the west of the existing parking lot at 501 Congressional Boulevard, Carmel, Indiana, (the "Project").

            WHEREAS, Schneider Engineering, as design engineer (the "Design Engineer"), heretofore has completed preliminary plans and requirements based upon which it has begun to develop and prepare or cause to be prepared, complete drawings, plans and specifications for the Project, subject to final approval by the Owner and the Contractor, which approval will not unreasonably be withheld (such approved drawings being hereinafter referred to as the "Drawings" and such plans and specifications being hereinafter referred to as the "Specification"); and

            WHEREAS, with the Owner's approval, the Contractor has commenced work on the Project, and has expended funds and incurred borrowing costs in connection therewith prior to the date hereof;

            WHEREAS, the Owner and the Contractor have agreed that the contract price will be paid to the Contractor as construction progresses and costs are incurred in the manner provided herein;

            NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and each act performed pursuant hereto, the parties now enter into the following Agreement:

                                   ARTICLE I

                        Contract Documents; Definitions

            Section 1.1. Contract Documents and Amendments. The "Contract Documents" shall mean and include (a) this Agreement, (b) the Drawings and Specifications upon completion and approval thereof by the Owner and the Contractor and (c) any duly authorized and executed Contract Change Orders pursuant to Section 4.3, and any written interpretations of the Drawings and Specifications signed by the Owner and by the Contractor. It is agreed that the Contract Documents contain the entire agreement of the parties, that in the event there is any conflict between the provisions of this Agreement and the provisions of the Specifications and/or the Drawings, then the provisions of this Agreement shall prevail; and that in the event there is any conflict between the Specifications and the Drawings, the Drawings shall prevail. The Contract Documents otherwise may be amended by written instruments signed by the Owner and by the Contractor, and any provision or provisions of the Contract Documents may be so amended without affecting the other provisions of the Contract Documents.

            Section 1.2. Architect and Engineer. The term "Design Engineer," as used in the Contract Documents, shall mean Schneider Engineering, and the term "Engineer" shall mean the inspecting architect or engineer designated by the Owner's construction lender (or by the Owner in the absence of such designation by the lender) to make periodic inspections and certify as to the progress of construction for purposes of progress payments to the Contractor.

            Section 1.3. Subcontractor. The term "subcontractor," as used in the Contract Documents, except where otherwise specified, means only those persons, firms or corporations having a direct contract with the Contractor and includes any person, firm or corporation who or which performs any part of the Work (as defined herein), or leases equipment or tools (whether or not an operator is provided by the lessor), or who furnishes material worked to a special design according to the Drawings or Specifications, but does not


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include any person, firm or corporation who or which merely furnishes material not so worked to a special design (herein called a "supplier"), nor does it include the Design Architect or Inspector.

            Section 1.4. Completion Date. The term "Completion Date," as used in the Contract Documents, means the date when the Work (as defined herein) is certified by the Contractor as substantially completed in accordance with the Contract Documents, subject to any additional or corrective work reasonably required by the Engineer's final inspection pursuant to Section 4.6. For this purpose, the parking lot shall be substantially complete and ready for use, notwithstanding any minor or insubstantial details of construction, that remain to be done, so long as (a) ready access to the Project, are available to the Owner, all utilities to be provided to the Project are installed and in working order (subject to minor adjustments and to the Owner's responsibilities regarding utilities as provided in Section 5.4. For the purposes of the Agreement, there will be a "Completion Date" for the parking lot.

            Section 1.5. Day and Working Day. As used in the Contract Documents, the term "day" shall mean a calendar day of twenty-four (24) hours beginning at 12:00 midnight, and the term "working day" shall mean each calendar day except a Saturday, Sunday or legal holiday.

                                  ARTICLE II

                               Scope of the Work

            Section 2.1. The Work. The term "Work" as used in the Contract Documents shall mean the Contractor shall furnish all of the labor, supervision, materials, supplies and equipment and perform all labor and other work shown on, and in accordance with the Drawings and Specifications as finally approved by the Owner and Contractor.

            Section 2.2. Time of Completion. In the absence of circumstances beyond its control, the Contractor agrees to complete the Work prior to September 1, 1993 for the parking lot, except as such period to complete the Work may be extended pursuant to the provisions of Sections 4.2, 4.3 or 4.5 of this Agreement.
                                  ARTICLE III

                          Contract Price and Payment

            Section 3.1. Contract Price. The Owner agrees to pay the Contractor for the performance of this Agreement cost plus twelve eight five percent (12.85%) for the Project, including all of the Work, as the contract price for the parking lot subject to additions and deductions by Contract Change Order pursuant to Section 4.3.

            Section 3.2. Method of Payment. The Owner hereby agrees to pay to the Contractor the Contract Price in the following manner:

      (a) Initial Payment. Upon execution and delivery of this Agreement, the owner shall pay to the Contractor an initial payment in an amount equal to the Contractor's construction costs incurred through July 31, 1993, less any retainage withheld from the Contractor and subcontractors as hereinafter provided, plus (i) interest costs incurred by the Contractor (or affiliate) for funds borrowed in order to fund such costs incurred prior to the date of the initial payment, as certified by the Contractor, and (ii) the earned portion of the Contractor's overhead and fee allocable to such Work, determined as hereinafter described.

      (b)   Progress Payments.

      (i) For all work except as identified in clause (ii) of this paragraph, (b)after the initial payment, the Contractor shall make a monthly request for payment by the Owner, for construction costs incurred for work during the preceding month, plus the earned portion of the Contractor's overhead and fee allocable to such Work, less any retainage withheld from the Contractor and Subcontractors as hereinafter provided. In no event shall the total of all such progress payments under this clause (i) of this paragraph (b) at any time, when added to the initial payment and any retainage then held, exceed the agreed total Contract Price, plus any additions or less any deletions for Contract Change Orders; and
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      (ii)  Contractor shall make a monthly request for payment equal to the cost of work in place as of the end of the preceding month, plus an amount equal to 12.85% of such costs for overhead and profit minus retainage as per 3.2 (iii). Each request for payment shall be submitted at least five (5) business days before the date payment is desired, and payments shall, insofar as possible, be scheduled for the 28th day of each calendar month. Owner agrees to make payments no later than six (6) business days after receipt of the Contractor's request. Contractor shall provide copies of invoices or such other cost backup as the Owner may reasonably request from time to time as follows: (a) payment request on form acceptable to Owner, (b) copies of invoices, (c) affidavits of lien waivers from all subcontractors and supplies covering prior disbursements.

      (c)   All payments by the Owner are subject to the following:

      (i) Construction Costs. As used herein, the term "construction costs" means and includes all costs and expenses incurred by the Contractor in the performance of the Work, including but not limited to amounts payable under subcontracts and other costs for labor, materials, equipment and fixtures, including sales taxes and freight and transportation charges, costs for architectural and engineering work, expenses for workers' compensation insurance and other insurance coverage required by the terms of this Agreement, rental costs of equipment used on the Work, utility costs and fees, and charges or other amounts payable for permits, licenses or approvals necessary to perform the Work.

      (ii) Overhead and Fee. The Contractor's overhead and fee is twelve eight five percent (12.85%), and shall be deemed earned for purposes of payment as follows:

      (1) The overhead and fee portion of the Contract price for the parking lot shall be deemed earned in proportion to costs incurred for which payment is requested from time to time, in increments equal to 12.85% minus retainage as in (iii) below, of the costs so incurred; the full balance shall be deemed earned on the Completion Date.

      (iii) Retainage. (1) Retainage shall be withheld only as to amounts payable Contractor and Subcontractors and there shall be no retainage as to suppliers or other amounts payable to the Contractor; (2) retainage as to Subcontractors shall be 10% of amounts invoiced until such Subcontractor's work is 50% completed, and thereafter, unless the Contractor, in its discretion, elects to continue the 10% retainage as to one or more Subcontractors, no additional retainage shall be withheld; (3) retainage as to each Subcontractor will be released to the Contractor for payment to the Subcontractor sixty (60) days after 100% completion of the Subcontractor's work.

      (iv) Inspection Reports. The Owner may require, prior to payment, receipt of a report from the Engineer, dated not more than five (5) days prior to the requested disbursement, setting forth a breakdown of the Work completed to date and stating that he has inspected the construction and that all construction to the date of the certificate is in accordance with the Drawings and Specifications. It is the Owner's responsibility to schedule such inspections to ensure that the report, if requested, is received in a timely manner so as not to otherwise affect timing of payments.

      (b) Final Payment. Final payment to the Contractor of the entire unpaid balance of the Contract Price for the parking lot including but not limited to any retainage withheld and the full balance of the Contractor's overhead and fee and any profit to the Contractor, shall be paid within thirty (30) days after the Completion Date for such parking lot. The Owner shall receive prior to such payment;
      (i) delivery of a release or waiver of liens signed by the Contractor and all Subcontractors (or a title insurance policy insuring over any such lien or possible lien), and (ii) the Owner shall be entitled to withhold an amount reasonably estimated by the Engineer to complete or correct for items of Work identified upon
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      final inspection pursuant to Section 4.6, until completion or correction of such item, and (iii) as built drawings, maintenance and operation manuals.

                                  ARTICLE IV

                           Other General Conditions

      Section 4.1. Representations and Warranties of Contractor. The Contractor represents and warrants that:

      (a) The Contractor has the facilities and personnel to perform the Work, and the Work shall be done in good and workmanlike manner, free from defects and in conformity with the Contract Documents, and all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction of the subject matter.

      (b) The Contractor shall supervise and direct the Work, using its best skill and attention. The Contractor shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work;

      (c) All materials and equipment incorporated in the Work will be new, unless otherwise specified in the Plans and Specifications;

      (d) The Contractor shall provide and pay (and provided the Owner makes all payments due to the Contractor as provided in Article III, Sections 3.2 (b) (ii) and 3.2 (d), shall hold the Owner harmless from claims for) all Subcontractors and Suppliers, and other amounts payable for all labor, materials , equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper completion of the Work and shall remove all construction equipment, tools and machinery from the Project site promptly upon completion of the Work.

      (e) The Contractor shall inform the Owner if it becomes necessary to make any arrangements with public utilities or municipal authorities for removal or replacement on the Project site of any poles, lines, hydrants, pipes or other items required to be removed or replaced in order to complete the Work, provided that if any work or expense will be required to connection therewith, the same shall be considered an addition to the Work requiring a Contract Change Order. The Contractor knows of no such requirement as of the date of this Contract.

      (f) The Contractor shall secure all permits, licenses and approvals necessary for execution of the Work;

      (g) The Contractor at all times shall keep the Project site free from excessive accumulation of waste materials and rubbish caused by its operations. At the completion of the Work, the Contractor shall remove all waste materials and rubbish from and about the Project site, as well as his tools, construction equipment, machinery and surplus materials, and leave the Work in "broom clean" or equivalent condition except as otherwise specified.

            Section 4.2. Extension of Time of Completion. The contractor shall be entitled to extensions of time for completion of the Work in the event of delays caused by labor disputes, fire, unusual delay in transportation, unavoidable casualties or other causes or conditions beyond the Contractor's control. Any such extension of time shall be for the actual number of working days lost by reason of the occurrence or condition, as determined and certified by the Contractor, unless the Engineer reasonably determines that a longer or shorter extension of time should apply.

            Section 4.3. Change in the Work. The Owner and the Contractor, without invalidating the Contract Documents or the agreement of the parties as represented thereby, but subject to the limiting provisions of Section 1.1, may make changes within the general scope of the Contract Documents by altering, adding to or deducting from the Work. No change in the Work shall be authorized except by a "Contract Change Order," signed by the Owner and the
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Contractor, and approved by the Owner's construction lender, if required.  All extra work and changes in the Work shall be performed under the conditions of the Contract Documents.

            Section 4.4. Owner's Right to Terminate. In the event the Contractor violates any material provision of the Contract Documents, the Owner may, after giving thirty (30) days written notice to the Contractor setting forth the violation, if the violation is not corrected by the expiration of such thirty (30) day period, at the Owner's option, either (a) make good the deficiencies and deduct the cost thereof from any payment then or thereafter due the Contractor, and (b) terminate this Agreement, take possession of all materials and the Contractor's equipment, tools and appliances and finish the Work by any reasonable means, or (c) specifically enforce this Agreement against the Contractor and force the Contractor to complete the Work for the Fixed Contract Price in accordance with the provisions of this Agreement. If the Owner exercises such option to terminate this Agreement, and the unpaid balance of the Contract Price exceeds the reasonable cost to the Owner of completing the Work, such excess shall be paid to the Contractor in the manner provided in Section 3.2, but, if such cost exceeds such unpaid balance, then the Contractor shall pay the entire amount of the difference to the Owner.

            Section 4.5. Contractor's Right to Terminate. Should the Owner fail to pay the Contractor any payment when due, then the Contractor, at the Contractor's option, after giving seven (7) days written notice to the Owner, if payment is not made within seven (7) days of receipt by the Owner of such notice may stop performing the work until payment is received. Should the Work be stopped by any public authority for a period of thirty (30) days or more through no fault of the Contractor, or should the Work be stopped through act of neglect of the Owner or should the Owner fail to pay the Contractor within said seven (7) day period, then, at the Contractor's option, at any time before the condition is corrected or cured, following thirty (30) days written notice to the Owner, with a copy to the Owner's construction lender, if the condition is not cured by the end of such thirty (30) day period, and if the Contractor is not in default under the Agreement, the Contractor amy terminate this Agreement and retain or recover from the Owner so much of the Contract Price as represents payment in full for all of the Work completed, less payments previously received, including all of the Contractor's costs of the construction as set forth on the Cost Breakdown, plus a pro rata portion of the Contractor's total overhead and profit as provided for in the Cost Breakdown, based upon the proportion of the Work completed. In any event, the delay caused by the existence of any such condition shall automatically extend the time during which the Work is to be completed pursuant to Section 2.2 by an amount of time equal to two (2) days for each of the first thirty (30 days of existence of any such condition, and one day for each day of existence of the condition in excess of thirty (30) days.

            Section 4.6. Final Inspection. The Engineer's final inspection as regards to the parking lot shall be made within fifteen (15) days after the Contractor delivers to the Owner its written certification that the Work has been completed. The making and acceptance of the final payment shall not constitute a waiver of any claims by the Owner as to any matters reasonably required by the Engineer to be completed or corrected by the Contractor after the Completion Date.

            Section 4.7. Warranty and Correction of Work. The Contractor guarantees to the Owner that all labor and materials incorporated in the Work shall be free from defects for a period of one year from the Completion Date. The Contractor, at its expense, shall correct any Work that fails to conform to the requirements of the Contract Documents where such failure to conform appears during the progress of the Work, and shall remedy any defects in the Work which appear within the applicable warranty period. The warranty under this Section 4.7 applies to the entire Work, (a) whether done by Contractor, any subcontractor (whether or not under a direct contract with the Contractor), or any employee of any of them or any other person performing any of the Work, or (b) any electrical or other finished manufactured equipment or product, except that the Contractor hereby assigns to the Owner the warranty, if any, of the manufacturer and/or supplier of any such equipment or product, and warrants (for one year as set forth above) that such equipment and products shall be properly installed and connected in accordance with the Drawings and Specifications, and any manufacturer's instructions.
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            Section 4.8.  Inspections.  The Owner, its construction lender, prospective tenants, and their authorized representatives, including the Engineer, shall, at all reasonable times, have the right of access to the Project and Work for the purpose of inspection. The Owner shall have the right to reject materials and workmanship which the Owner reasonably determines to be defective, and the Contractor, within a reasonable time after the receipt of written notice from the Owner of such rejection, take such reasonable steps as shall be necessary to correct or remove defective materials or workmanship without charge or cost to the Owner. The Engineer will make periodic visits to the site to familiarize himself generally with the progress and quality of the Work, and to determine in general if the Work is proceeding in accordance with the Plans and Specifications pursuant to Section 3.2. If the Owner becomes aware of any defect in the Work, through the Engineer or otherwise, it shall give notice of such defect to the Contractor promptly after discovery thereof. If the Owner fails to give such notice of a defect known to it, such defect may not serve as a ground for termination by the Owner pursuant to
Section 4.4, unless the Contractor independently knew of such defect at or prior to the time of the Owner's discovery thereof.

                                   ARTICLE V

                         The Owner's Responsibilities

            Section 5.1. Prompt Decisions. The Owner, through a designated authorized representative, shall examine Contract Documents and other documents submitted by the Contractor from time to time, and shall render decisions pertaining thereto and furnish requested information and approvals promptly and expeditiously to avoid unreasonable delay in the completion of Plans and Specifications or in the progress of the Work of the Contractor.


            Section 5.2. Notices. The Owner shall give prompt written notice to the Contractor of any defect in the Work or other nonconformance with the Contract Documents that may in any manner come to the Owner's attention. The Owner shall provide to the Contractor promptly, copies of any notice or other communication concerning the project received directly by the Owner from the Design Architect, the Engineer, any subcontractor or other person performing work on the project or any governmental authority (unless the Owner has knowledge that the Contractor already has received a copy thereof).

            Section 5.3 Payments. The Owner shall provide for the timely payment of all amounts due as anticipated by this Agreement, as and when payable as construction progresses and Work is completed and inspected, in accordance with the terms of this Agreement. The Owner shall schedule any required inspections to occur within the time periods provided for herein so as not to delay the scheduled payments to the Contractor.

            Section 5.4 Utilities/Governmental Fees. The Owner is solely responsible for any and all necessary approvals, consents, permits, deposits, assessments, connection or availability fees and other charges of any kind levied or required to be obtained, made or paid in order to allow, permit or otherwise obtain the right and authority to connect the buildings and improvements to the facilities of, and/or acquire the services of, any public utility or governmental agency, sewer, telephone and electric service. The Contractor shall cooperate with and assist the Owner in connection with such approvals and other matters, and shall notify the Owner in advance of the date by which any such matter must be completed in order not to cause any delay in the completion or availability of the Project.

                                  ARTICLE VI

                            Indemnity and Insurance

            Section 6.1. Indemnity. The Contractor shall indemnify and save the Owner harmless from and against any and all liability for any bodily injury, sickness, disease or death of any person or persons, or for damage to or destruction of tangible property (other than the Work itself) including the loss of use resulting therefrom, arising out of or connected with the performance of the Work, provided such liability or damage is caused in whole or in part by any negligent act or omission of the Contractor, any subcontractor (whether or not under a direct contract with the Contractor), or anyone directly or indirectly employed by any of them or any one for whose acts any of them may be liable, and from all cost, expenses and liabilities, including but not limited to reasonable attorney's fees incurred by the Owner in connection therewith; provided, however, that the provisions of this Section

5.1 shall not give to any person, firm or corporation not a party to this Agreement any right, claim, action or cause of action which any such person, firm or corporation would not otherwise have.

            Section 6.2. Contractor's Liability Insurance. Without limitation upon the Contractor's liability under the indemnity agreement in
Section 5.1, the Contractor shall, at its own expense, obtain and maintain insurance that will protect the Contractor, the Owner and such other interested persons as the Owner may reasonably request from time to time, from all claims under worker's compensation acts and other employees benefit acts claims for damages because of bodily injury, including death, and from claims for damages to property which may arise out of or result from the Contractor's operations under this Agreement, including products and completed operations coverage for a period of two (2) years following the Completion Date and including operations by any subcontractor (whether or not under a direct contract with the Contractor) or anyone directly or indirectly employed at any of them. The coverages and amounts below are indicated as minimum requirements, exclusive of any additional excess umbrella liability coverage that may be reasonably required by the Owner. The Contractor may determine to carry other coverages and/or higher limits.

      Minimum Coverages Required    Minimum Amount of Liability
      --------------------------    ---------------------------

      Workers'Compensation          Applicable Statutory Limits
       Insurance including
       employer's liability

      Contractor's combined         $1,000,000
       protective bodily injury
       and property damage
       liability insurance

All policies shall contain a provision that the coverages will not be canceled or changed without thirty (30) days prior written notice to the Owner and to the Owner's construction lender. If, at any time during the performance of the Work, the Contractor shall fail to maintain the minimum insurance coverages set forth above, the Owner may, at its option, procure and maintain such insurance in the name of the Contractor, and the Contractor shall pay the cost thereof and furnish all information and documents necessary to make effective and maintain such insurance.

            Section 6.3. Owner's Liability Insurance. The Owner may obtain, at its option, additional or other insurance to protect it from contingent liability to others arising from the Contractor's operations under this Agreement.

            Section 6.4. Builder's Risk Insurance. The Contractor shall purchase and maintain "all risk" builder's risk and fire insurance, with extended coverage, upon the Work and the Project on which the Work is to be performed, to approximately one hundred percent (100%) of the insurable value from time to time thereof, including items of labor and materials to be incorporated therein whether in or adjacent to the building insured. Loss under the insurance, if any, will be adjustable with and payable to the Owner (or its designee) as trustee for the Owner and the Contractor as their interests may appear. The Owner and the Contractor hereby waive all rights, each against the other, for damages caused by fire or extended coverage perils or other risks covered by insurance, except such rights as they may have to the proceeds of insurance held by the Owner as trustee. The Contractor shall be solely responsible for any coverage on its tools or equipment, or those of its employees, agents or subcontractors, whether owned or rented, and for any other materials which may temporarily be located on the Project premises.

            Section 6.5. Blanket and Umbrella Policies. Any insurance required to be provided by Contractor pursuant to the Agreement may be provided by blanket property insurance or umbrella liability insurance covering the Project and other locations or operations of Contractor or its affiliates, provided such blanket or umbrella insurance complies with all of the other requirements of the Agreement with respect to the insurance involved.

            Section 6.6. Insurance Coverage and Notice. All policies shall contain a provision that the coverages will not be canceled or changed without thirty (30) days prior written notice to the Owner. Upon request, the Contractor shall provide to the Owner a certificate showing the relevant insurance coverages and amounts in force respecting the Project. if, at any time during the performance of the Work, the Contractor shall fail to maintain the minimum insurance coverages set forth above, the Owner may, at its option, procure and maintain such insurance in the name of the Contractor, and the Contractor shall pay the cost thereof and furnish all information and documents necessary to make effective and maintain such insurance.

                                  ARTICLE VII

                                 Miscellaneous

            Section 7.1. Bonds. If required by the Owner, the Contractor shall require one or more subcontractors performing labor under subcontract for amounts in excess of $100,000 to furnish dual-obligee payment and performance bonds, in form and substance acceptable to the Owner, covering themselves and their subcontractors. The Contract Price shall be increased in an amount equal to the reasonable cost of any such bonds. For purposes of this paragraph, the Contractor shall provide to Owner, on request, a list of the Subcontractors and their respective contract amounts.

            Section 7.2. Assignment. This Agreement may not be assigned or otherwise transferred by either party hereto without the written consent of the other party except for any assignment to an entity owned or controlled by such party. No such assignment shall relieve either party of its obligations unless otherwise agreed by the other party in writing at the time.

            Section 7.3. Nonwaiver; Other Remedies. The failure to enforce any provision of the Contract Documents shall not serve to invalidate any such provision or any other provision of the Contract Documents and shall not serve as a bar or limit to subsequent enforcement of any such provision. No remedy available to either party under this Agreement is intended to be exclusive of any other remedy. Each remedy shall be cumulative and shall be in addition to any other remedy given hereunder or existing by statute, at law or in equity.

            Section 7.4. Notices. Any notices required to be given under this Agreement shall be mailed, certified mail, return receipt requested. Any notice to be served upon the Owner shall be addressed to:

                        Thomas G. Mills
                        Vice President of Operations
                        Bankers National Life Insurance Company
                        560 College Drive
                        Carmel, Indiana  46032

Any notice to be served upon the Contractor shall be addressed to:

                        Browning Construction, Inc.
                        Suite 400, Tower Two
                        Fidelity Plaza
                        11350 North Meridian Street
                        Carmel, Indiana  46032
                        Attention:  Richard J. Pollak


            Section 7.5. Binding on Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties, their successors, heirs, legal representatives, legatees and assigns.

            Section 7.6. Descriptive Headings. The descriptive headings contained herein were formulated, used and inserted for convenience only and shall not affect the meaning or construction of the provisions of this Agreement.

            Section 7.7. Governing Law. This Agreement, executed and to be performed in the State of Indiana, shall be governed by the law of the State of Indiana.

            IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the 29th day of July, 1993.



            "OWNER"

            BANKERS NATIONAL LIFE INSURANCE CO.



            By: /s/ THOMAS G. MILLS
                --------------------
                  Thomas G. Mills
                  Vice President of Operations


            "CONTRACTOR"



            BROWNING CONSTRUCTION, INC.


            By: /s/ RICHARD J. POLLAK
                ---------------------
                  Richard J. Pollak
                  President